Exhibit 99.1

Kura Oncology Appoints Steven Stein, M.D. to Board of Directors

LA JOLLA, Calif., January 3, 2017 – Kura Oncology, Inc. (Nasdaq: KURA), a clinical stage biopharmaceutical company, today announced the appointment of Steven H. Stein, M.D., to its board of directors. Dr. Stein currently serves as Executive Vice President and Chief Medical Officer of Incyte Corporation.

“We are thrilled to have Steven join our board during this pivotal time at Kura,” said Troy Wilson, Ph.D., J.D., President and Chief Executive Officer of Kura Oncology. “Steven brings a wealth of experience in the discovery, development and commercialization of oncology therapeutics. His perspectives will be extremely valuable as we seek to advance tipifarnib through later-stage clinical development and generate initial clinical data for KO-947, our selective ERK inhibitor.”

“I am excited by the encouraging data for tipifarnib in HRAS mutant squamous cell head and neck cancers, the potential of the company’s early-stage pipeline, and the management team’s rapid execution of its programs,” said Dr. Stein. “I am passionate about the development of new cancer therapies and see great promise in Kura’s approach and commitment to improving patient outcomes.”

As Executive Vice President and Chief Medical Officer of Incyte Corporation, Dr. Stein leads that company’s development and regulatory efforts. Previously, Dr. Stein worked for Novartis Pharmaceuticals Corporation, where he most recently served as Senior Vice President, U.S. Clinical Development & Medical Affairs at Novartis Oncology U.S. Prior to Novartis, Dr. Stein worked at GlaxoSmithKline as Vice President, Global Oncology, Clinical Development and also as Head of Medicines Development for Hematology and Supportive Care. Dr. Stein earned his M.D. from the University of Witwatersrand in Johannesburg, South Africa.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. The company’s pipeline consists of small molecules that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, which is currently being studied in multiple Phase 2 clinical trials. The preclinical pipeline includes KO-947, an ERK inhibitor, and a menin-MLL program. For additional information about Kura Oncology, please visit the company’s website at www.kuraoncology.com.

Forward Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the potential utility of tipifarnib and Kura Oncology’s other compounds and product candidates, the conduct, results and timing of clinical trials and plans regarding future research and development. Factors that may cause actual results to differ materially include the risk that compounds that appeared promising in early research or clinical trials do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Kura Oncology may not obtain approval to market its product candidates, uncertainties associated with regulatory filings and applications, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further research, clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "promise", "expects," "plans," "anticipates," "intends," "continues," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company's periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura Oncology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

INVESTOR CONTACT:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

CORPORATE COMMUNICATIONS CONTACT:

Mark Corbae

Vice President

Canale Communications

(619) 849-5375

mark@canalecomm.com